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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 3, 1999 (except for note 11 which is at February 17, 2000) relating to the financial statements of Universal Concerts Canada, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Chartered Accountants

Mississauga, Ontario, Canada
March 10, 2000